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                          EXCLUSIVE LICENSE AGREEMENT



                 THIS EXCLUSIVE LICENSE AGREEMENT (the "AGREEMENT") is made and entered into this 15th day of December, 1996, by and between FRAGRANCE BUSINESS, COMPANY LIMITED, of which address is: Anemomylos Offices, Suite 104-8, M. Karaolis, P.O. Box 3957, 1687 Nicosia, Cyprus, owner of registered patterns, patents and creations of Pierre Louis REPELLIN ("LICENSOR") and OROAMERICA INC., of which address is: 443 North Varney Street, Burbank, California 91502-1733, a Delaware corporation herein, together with its nominees and assignees, ("LICENSEE"), in order to grant to Licensee a perpetual exclusive license as provided herein.

                 NOW, THEREFORE, in consideration of their mutual agreements set forth in this Agreement, Licensor and Licensee hereby agree as follows:

         1. GRANT OF LICENSE. Licensor hereby grants to Licensee (a) the exclusive perpetual right and license to manufacture and have manufactured, market and have marketed and sell and have sold in and throughout the United States of America the "products" (as defined below), (b) the exclusive perpetual right and license to use in the United States of America any and all trademarks, trade names and similar intangibles that Licensor may at any time own or have the right to license, and incident to the foregoing grants. (C) the perpetual non- exclusive right to manufacture and have manufactured the Products anywhere in the world.

         2. CERTAIN DEFINITIONS. As used herein, the following terms have the following meanings:

                 "EXCLUDED PRODUCTS" - as defined in Paragraph 4 of this Agreement.

                 "FUTURE PRODUCTS" - all products, including but not limited to perfume and other bottles, fragrances, fragrance formulations and packaging, but excluding Excluded Products, that at any time after the date of this Agreement may be developed, designed or created by Licensor, including all products that may be developed, designed or created by Licensor's principals, agents and employees.

                 "LICENSE" - any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                 "PRODUCTS" - any and all products, including but not limited to perfume and other bottles, fragrances, fragrance formulations and packaging, that have heretofore been developed, designed or created by Licensor, including all






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                 products developed, designed or created by Licensor's
                 principals, agents and employees, and all Future Products.

         3. LICENSEE FEE AND ROYALTIES. In consideration of the grant of the License, License shall pay Licensor a License Fee of $280,000 (US), of which $80,000 is being paid concurrently with the execution of this Agreement, and the balance shall be paid after Licensee has sold 1,000,000 bottles within the term Products. In addition, Licensee shall pay to Licensor following each monthly statement, the royalties related to monthly collected turnover. Following each calendar quarter, a checking of Licensee's account-books can be realized by Licensor; this royalties calculation being equal to 8% of the wholesale price (excluding freight, taxes, insurance and similar charges that are billed separately or are separately stated on the invoice for such Products) of all Products sold by Licensee, starting from the first Product sold (of which 1% will be given to Mr. Franck ROUAS by Licensor).

                 To keep the United States of America rexclusive perpetual License, Licensee undertakes to pay up to Licensor an annual guaranteed minimum of royalties equal to $120,000 (i.e., about 200,000 bottles), all creations mingled, and to engage an annual minimum advertising budget equal to 2% of the wholesale price turnover (tax free).

         4. ADDITIONAL FINANCIAL SUPPORT BY LICENSEE. From time to time, in connection with the development of Future Products, Licensor shall have the right to request that Licensee fund a portion of the development costs, not to exceed the lesser of actual cost and $30,000, for any Future Products other than the bottle in the shape of an American football player that Licensor is currently developing, for which the applicable amount is $100,000. If Licensor requests such funding for any Future Product and Licensee, in its sole discretion, declines to provide such funding, such Future Product shall be designed an "EXCLUDED PRODUCT" and shall be excluded from the License. Notwithstanding the foregoing, Licensor shall not be requested to fund any portion of the cost of the bottle in the shape of a European football (soccer) player which Licensor is developing, and such European football (soccer) player shall be included under the License.

         5. ASSISTANCE BY LICENSOR. Licensor shall provide reasonable assistance to License to enable Licensee and its contractors to manufacture and sell Products. Such assistance will include but is not limited to providing to Licensee or contractors engaged by Licensee (a) instructions, formulas and specifications for the manufacture of Products, (b) designs, tools and tooling and (C) marketing aids, brochures, product literature and similar items.

         6. TRADEMARKS. Licensee shall have the right, from time to time in its discretion and at its expense, to develop, file for, register, maintain, protect and defend one or more suitable trademarks (the "TRADEMARKS") for use solely in the United States of America in connection with the License and the Products. If required by law, Licensor will apply for or join with Licensee in applying for registration of such Trademarks and hereby assigns to Licensee all Licensor's right, title and interest in such Trademarks.




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         7.      REPRESENTATIONS AND WARRANTIES.  The truth and accuracy of the following representations and warranties constitute a material part of the consideration for the execution and delivery of this Agreement:

                 7.1 Representations, Warranties and Covenants of Each Party. Each of Licensor and Licensee hereby represents, warrants and covenants to the other as follows:

                          (a) It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

                          (b) the execution, delivery and performance of this Agreement by such party and its compliance with the terms and provisions hereof do not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under any applicable governing document or any agreement, contract or other arrangement to which it is a party or by which it is bound;

                          (c) this Agreement constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms; and

                          (d) it will comply with all applicable material laws and regulations relating to its activities under this Agreement.

                 7.2 Representations and Warranties of Licensor. In addition to its representations and warranties made in Paragraph 7.1 above, Licensor hereby further represents, warrants and covenants to Licensee as follows:

                          (a) No Person other than Licensor and Licensee has or will have any intellectual property rights in and to any of the Products that would be infringed by Licensee's activities contemplated by the License.

                          (b) Licensor will indemnify and hold harmless Licensee from and against any and all liability, loss, damage, cost and expense (including reasonable attorneys' fees) which Licensee may incur, suffer or be required to pay resulting from or arising in connection with (i) any material breach by Licensor of any representation, warranty or covenant contained in this Agreement, or (ii) the infringement of any trademarks, patents, copyrights or other intellectual property rights of any Person which arises from the manufacture, marketing or sale of any of the Products by or for the account of Licensee.




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         8.      ASSIGNMENT.  Licensee may freely assign its rights and
delegate its duties hereunder.

         9.      MISCELLANEOUS.

                 9.1 Law Governing. This Agreement shall be construed and enforced in accordance with the internal laws of the State of California. All actions and proceedings arising in any manner out of or from this Agreement shall be litigated only in courts having situs within the County of Los Angeles, State of California, and each party hereby consents and submits to the jurisdiction of any local, state or federal court located within said County and State, hereby irrevocably waiving any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding relating to this Agreement in said County and State and further irrevocably waiving any claim that said County and State is not a convenient forum of any such suit, action or proceeding. Each party hereby waives personal service of any and all process and hereby agrees that service of process may be made on it by notice given as provided in Paragraph 9.2 of this Agreement.

                 9.2 Notices. All notices, requests, service of process and other communications to any party hereunder shall be in writing (including telex, facsimile transmission or similar writing) and shall be given to such party at the address set forth below its signature hereon, or such other address as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication to a party shall be effective (a) if given by mail, three (3) days after being deposited in the mails registered or certified, return receipt requested, with postage prepaid, addressed to such party as aforesaid, or (b) if given by any other means, when delivered to such party at its address specified as provided in this Paragraph.

                 9.3 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. Each party agrees to execute and deliver such further instruments as may be necessary or appropriate to further or better evidence or give effect to the performance of its obligations hereunder.

                 9.4 Parties Affected. This Agreement shall be binding on and shall inure to the benefit of the parties, their heirs, successors and assigns and each and every person, corporation or firm that is now or hereafter may be in control of, controlled by or under common control with any of them, and the heirs, successors and assigns of each such person, corporation or firm.

                 9.5 Counterparts. This Agreement may be executed in one or more counterparts,, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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                 9.6      Headings.  Captions and paragraph headings used
herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

LICENSOR:  FRAGRANCE BUSINESS COMPANY LIMITED      LICENSEE: OROAMERICA, INC.

PRO - DIRECTOR                                     REPRESENTED BY:
                                                   GUY BENHAMOU


-------------------------------                -------------------------------
ADDRESS:                                       ADDRESS:
Anemomylos Offices                             443 North Varney Street
Suite 104                                      Burbank, California 91602-1733
8, M. Karaolis
P.O. Box 3957
1687 Nicosia, Cyprus


                             PIERRE LOUIS REPELLIN



                        -------------------------------
                                    ADDRESS:
                                 5, rue Cirrode
                              06400 Cannes, France




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